SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 14, 2011

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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On October 14, 2011, it was announced that Research Frontiers' patented SPD-SmartGlass(tm) light-control technology was featured at five leading industry events throughout the world last week. The events in the aircraft, defense, public transport, leisure vehicles and advanced energy industries were:

At the 64th National Business Aviation Association (NBAA) Annual Meeting and Convention in Las Vegas, Nevada, from October 10-12, 2011, Research Frontiers' Licensee GKN Aerospace Transparency Systems showed an SPD-Smart(tm) aircraft window to select visitors to its booth. Licensee InspecTech Aero Service exhibited its iShade aerospace window shades. Lou Martin & Associates and MSA Aircraft Products, strategic partners of InspecTech, exhibited the iShade in combination with a pleated shade at their respective booths. Licensee Vision Systems featured its SPD-Smart Nuance and Noctis aircraft and helicopter window shades, and two different aircraft manufacturers also exhibited SPD-Smart aerospace window shades.

It was disclosed on Friday, October 14, 2011 that one of these aircraft manufacturers was Honda Aircraft Company and the SPD-Smart window shades for their new HondaJet and the interactive special demonstration area for their cabin interior and in their interior of the HondaJet mockup were supplied by Research Frontiers licensee Vision Systems. It was also disclosed that another unnamed OEM had SPD-Smart window shades in an aircraft at the static display area of the show at Henderson Executive Airport. In total, SPD-Smart light control products appeared at seven different locations at the NBAA show.

At the 23rd National Meeting of Public Transport in Strasbourg, France from October 12-14, 2011, SAFRA SAS exhibited bus roof glass produced with Research Frontiers licensee Vision Systems' SPD-Smart Nuance product for the transportation market. SAFRA specializes in providing equipment, installation and maintenance of heavy vehicles in urban passenger transport, as well as the renovation of buses, trams, metro cars and more.

At the 46th Salon des Vehicules de Loisirs in Le Bourget, Paris, France from October 1-9, 2011. An unnamed OEM exhibited a skydome for a motorhome made with Vision Systems' SPD-Smart Nuance product.

At the Association of the United States Army (AUSA) national security exhibition in Washington, D.C. from October 10-12, 2011, GKN Aerospace Transparency Systems (which is licensed by Research Frontiers to serve both the armored transportation vehicle and aircraft markets) exhibited an SPD-Smart armored window developed under a program funded by the United States Department of Defense Combating Terrorism Technical Support Office – Technical Support Working Group (CTTSO-TSWG).

At the Advanced Energy 2011 conference in Buffalo, New York on October 13, 2011 which was sponsored by the United States Department of Energy, Brookhaven National Laboratory, the New York State Energy Research and Development Authority (NYSERDA), Stony Brook University and others, Research Frontiers’ Director of Market Development, Gregory M. Sottile, Ph.D., gave a presentation at Advanced Energy 2011 entitled "SPD 'Smart' Windows and Energy Efficiency."

Details are noted in the four press releases attached as exhibits to this report. These press releases are also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press releases reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.
99.1	Press Release dated October 10, 2011.

99.2	Press Release dated October 11, 2011.

99.3	Press Release dated October 12, 2011.

99.4	Press Release dated October 14, 2011.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Joseph M. Harary
By: Joseph M. Harary
Title: President and CEO

Dated: October 17, 2011